     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                     UNITED PARCEL SERVICE OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                             ---------------------

                   DELAWARE                                      95-1732075
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)
          55 GLENLAKE PARKWAY, N.E.                                30328
               ATLANTA, GEORGIA                                  (Zip Code)
   (Address of principal executive offices)

                             ---------------------

                     UPS 1997 MANAGERS STOCK PURCHASE PLAN
                              (Full title of plan)

                             ---------------------

                          JEFFREY L. SCHULTE, ESQUIRE
                        SCHNADER HARRISON SEGAL & LEWIS
                                   SUITE 2800
                              ONE PEACHTREE CENTER
                           303 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30308-3252
                    (Name and address of agent for service)

                                  404-215-8107
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                         CATHERINE B. HARRISON, ESQUIRE
               55 GLENLAKE PARKWAY, N.E., ATLANTA, GEORGIA 30328

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                       PROPOSED            PROPOSED
                                     AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
     TITLE OF SECURITIES             TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
      TO BE REGISTERED             REGISTERED          PER SHARE        OFFERING PRICE*           FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10
  per share..................      20,000,000           $29.75           $595,000,000         $180,303.03
=============================================================================================================

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based upon the current price per share of UPS Common Stock.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein and made a part hereof:

          (a) The annual report of United Parcel Service of America, Inc. ("UPS") on Form 10-K for the year ended December 31, 1995;

          (b) The quarterly reports of UPS on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996 and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 by UPS since the end of the year covered by its annual report referred to in (a) above;

          (c) The Description of Securities contained in Item 14 of the Form 10 dated April, 1970, as updated by Item 5 of the Form 10-K for the year ended December 31, 1995.

     In addition, any and all documents subsequently filed by UPS pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents, to the extent required by law.

ITEM 4.  DESCRIPTION OF SECURITIES.

     As the securities to be distributed pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     William H. Brown, III, a director of UPS, is a partner of Schnader Harrison Segal & Lewis. As of March 1, 1997, Mr. Brown owned 24,500 shares of common stock of UPS.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney's fees) judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     The Certificate of Incorporation of UPS provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of UPS (or is or was serving at the request of UPS as director, officer, employee or agent of another entity), shall be indemnified and held harmless by UPS to the fullest extent authorized by the

Delaware General Corporation Law, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against UPS to recover the amount of an unpaid claim, UPS is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of UPS. The Certificate of Incorporation further provides that an officer or director may (thirty days after a written claim has been received by UPS) bring suit against UPS to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that claimant has not met the applicable standards of conduct which make indemnification permissible under the Delaware General Corporation Law, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Certificate of Incorporation also provides that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by UPS the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to UPS by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate of Incorporation or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  EXHIBITS.

     The exhibits required by Item 601 of Regulation S-K and this Item are included following the Exhibit Index at Page II-6 hereof.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, United Parcel Service of America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 26th day of March, 1997.

                                        UNITED PARCEL SERVICE OF AMERICA, INC.

                                                      (Registrant)

                                        By:        /s/ JAMES P. KELLY
                                           -------------------------------------
                                                      James P. Kelly
                                                   Chairman of the Board
                                                and Chief Executive Officer

Date: March 26, 1997

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                        DATE
                      ---------                                   -----                        ----

                  /s/ JOHN W. ALDEN                      Vice Chairman of the             March 26, 1997
-----------------------------------------------------      Board, Senior Vice
                    John W. Alden                          President, and
                                                           Director

                                                         Director                         March 26, 1997
-----------------------------------------------------
                William H. Brown, III

                /s/ ROBERT J. CLANIN                     Senior Vice President,           March 26, 1997
-----------------------------------------------------      Treasurer, Assistant
                  Robert J. Clanin                         Secretary (Chief
                                                           Financial and
                                                           Accounting Officer),
                                                           and Director

                                                         Director                         March 26, 1997
-----------------------------------------------------
                     Carl Kaysen

                 /s/ JAMES P. KELLY                      Chairman of the Board,           March 26, 1997
-----------------------------------------------------      Chief Executive
                   James P. Kelly                          Officer, and Director

                                                         Director                         March 26, 1997
-----------------------------------------------------
                  Gary E. MacDougal

                /s/ JOSEPH R. MODEROW                    Senior Vice President,           March 26, 1997
-----------------------------------------------------      Secretary, and
                  Joseph R. Moderow                        Director

                 /s/ KENT C. NELSON                      Director                         March 26, 1997
-----------------------------------------------------
                   Kent C. Nelson

                                                         Director                         March 26, 1997
-----------------------------------------------------
                  Victor A. Pelson

                      SIGNATURE                                   TITLE                        DATE
                      ---------                                   -----                        ----
                                                         Director                         March 26, 1997
-----------------------------------------------------
                   John W. Rogers

                 /s/  CHARLES L. SCHAFFER                Senior Vice President            March 26, 1997
-----------------------------------------------------      and Director
                 Charles L. Schaffer

                                                         Director                         March 26, 1997
-----------------------------------------------------
                  Robert M. Teeter

                 /s/  CALVIN E. TYLER, JR.               Senior Vice President            March 26, 1997
-----------------------------------------------------      and Director
                Calvin E. Tyler, Jr.

                                 EXHIBIT INDEX

                   EXHIBITS INCORPORATED HEREIN BY REFERENCE

                                                                                  DESIGNATION OF
DESIGNATION                                     DOCUMENT WITH WHICH EXHIBIT WAS   SUCH EXHIBIT IN
OF EXHIBIT         DESCRIPTION OF EXHIBIT       PREVIOUSLY FILED WITH COMMISSION   THAT DOCUMENT
-----------        ----------------------       --------------------------------  ---------------
     4(i)     Specimen Certificate of UPS       Registrant's Registration         Exhibit 3(a)
              Common Stock                      Statement on Form 10, as filed
                                                on April 29, 1970
     4(ii)    Certificate of Incorporation, as  Registrant's Registration         Exhibit 4(iv)
              Amended through May 15, 1987      Statement on Form S-8
                                                (Registration Statement No.
                                                33-19622)
     4(iii)   By-Laws, as Amended through       Registrant's Current Report on    Exhibit 3(ii)
              December 19, 1995                 Form 8-K (Date of Earliest Event
                                                Reported December 19, 1995),
                                                filed December 21, 1995
     4(iv)    UPS Managers Stock Trust (as      Registrant's Post-Effective       Exhibit 4(b)
              amended and restated)             Amendment No. 1 to Registration
                                                Statement on Form S-3
                                                (Registration Statement No.
                                                33-54297)

                                     EXHIBITS FILED HEREWITH
     4(v)     Subscription Agreement -- Cash
              Purchase
     4(vi)    Subscription
              Agreement -- Eligible
              Fiduciaries
     4(vii)   Subscription Agreement and
              Payroll Deduction Authorization
     4(viii)  Subscription Agreement -- Cash
              Purchase -- Overseas Partners
              Ltd.
    23(a)     Consent of Deloitte & Touche LLP
              Re: United Parcel Service of
              America, Inc.
    99        UPS 1997 Managers Stock Purchase
              Plan